UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              JERICHO MINERALS INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Jericho Minerals Inc.
Joy Clifton, President
1633 West 8th Avenue, Suite 1103
Vancouver, British Columbia                     V6J 5H7
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Empire Stock Transfer Inc.
7251 South Lake Mead Blvd., Suite 300
Las Vegas, Nevada
Telephone:  702-562-4091                         89128
------------------------------                 ----------
(Name, address and telephone                   (Zip Code)
number of agent for service)

Registrant's telephone number,
including area code:                              (604)732-7654
Fax:                                              (604)*
                                               --------------
Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|



                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES      DOLLAR          OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   $154,500         $0.05        $154,500     $18.18
-----------------------------------------------------------------------


(1) Based on the last sales price on August 6, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated May 13, 2005

                                PROSPECTUS
                           JERICHO MINERALS INC.
                             3,090,000 SHARES
                               COMMON STOCK
                             ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 7 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  The Date Of This Prospectus Is: May 13, 2005

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8
  -  Even if we discover commercial reserves of precious metals on the Yarnet property, we may not be able to successfully develop the Yarnet claims ................................  8
  -  We need to continue as a going concern if our business is to succeed ...............................................  8
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  8
   -  Because management has no technical experience in mineral
     Exploration, our business has a higher risk of failure....  9
   -  Because our directors have other business interests, they
     May not be able or willing to devote a sufficient amount of Time to our business operations, causing our business to
     fail.....................................................   9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .........   9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  9
Forward-Looking Statements..................................... 10
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons.. 15 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 17
Interest of Named Experts and Counsel ......................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 19
Plan of Operations ............................................ 24
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
Executive Compensation ........................................ 27
Financial Statements .......................................... 27
Changes in and Disagreements with Accountants ................. 38
Available Information ......................................... 38

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Yarnet claims located in the New Westminster Mining Division of British Columbia, Canada. We own a 100% interest in the eight mineral claims comprising the Yarnet property. We purchased these claims from Steven Bekropoulos of Vancouver, British Columbia for the price of $7,250.

Our objective is to conduct mineral exploration activities on the Yarnet claims in order to assess whether it possesses economic reserves of nickel and copper. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on June 9, 2004, under the laws of the state of Nevada. Our principal offices are located at 1633 West 8th Avenue, Suite 1103, Vancouver, British Columbia, V6J 5H7. Our telephone number is (604) 732-7654.

The Offering:

Securities Being Offered Up to 3,090,000 shares of common stock.

Offering Price               The selling  shareholders  will  sell our shares at
                             $0.05 per share until our shares are quoted on  the
                             OTC Bulletin Board, and thereafter  at   prevailing
                             market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders
                             will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering      will      conclude      when all
                             of the 3,090,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.


Securities Issued
And to be Issued             3,090,000 shares of  our     common    stock    are
                             issued and outstanding as of the   date   of   this
                             prospectus. All of the common stock  to   be   sold
                             under this prospectus will be  sold   by   existing
                             shareholders.

Use of Proceeds              We will not receive any proceeds from   the sale of
                             the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                     December 31, 2004
------------------

Cash                                      $27,592
Total Assets                              $27,592
Liabilities                               $ 4,342
Total Stockholders' Equity                $23,250

Statement of Loss and Deficit

                  From Incorporation on
            June 9, 2004 to December 31, 2004

Revenue                   $      0
Net Loss                 ($ 17,400)

                          RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Yarnet claims, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Yarnet claims. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of exploration of the Yarnet claims are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices nickel and copper, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Yarnet claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Yarnet claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 9, 2004 and, to date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Yarnet claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of nickel and copper. Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF PRECIOUS METALS ON THE YARNET PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE YARNET CLAIMS.

The Yarnet property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing nickel and copper of commercial tonnage and grade, we will require additional funds in order to further develop the property. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

We have incurred losses since our inception resulting in an accumulated deficit of $17,400 at December 31, 2004. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Yarnet claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of mineral properties is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for certain minerals may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Ms. Clifton intends to devote 25% of her business time to our affairs. It is possible that the demands on Ms. Clifton from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Clifton may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,090,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 900,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 14, 2004;

2. 1,950,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 27, 2004; and

3. 240,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 6, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                       Total Number
                                       Of Shares To    Total Shares  Percentage of
                                       Be Offered For  to Be Owned   Shares owned
Name Of                  Shares Owned  Selling         Upon          Upon
Selling                  Prior To This Shareholders    Completion Of Completion of
Stockholder              Offering      Account         This Offering This Offering
--------------------------------------------------------------------------------------
Amy Day
1020 Nicola St, #3
Vancouver, B.C.           300,000      300,000          Nil               Nil

Lauren Kline
1020 Nicola St, #3
Vancouver, B.C.           300,000      300,000          Nil               Nil

Daniel Evans
921 Thurlow St,
Suite 104
Vancouver, B.C.           300,000      300,000          Nil               Nil

Jason Upton
795 E Pender St
Vancouver, B.C.           150,000      150,000          Nil               Nil

Christopher Parker
48 Waller Avenue
Toronto, ON               150,000      150,000          Nil               Nil

Matthew Robertson
2575 Spruce St, #204
Vancouver, B.C.           150,000      150,000          Nil               Nil

Rachel Barclay
3522 West 1st Ave
Vancouver, B.C.           150,000      150,000          Nil               Nil

Kim Sutherland
3522 West 1St Ave
Vancouver, B.C.           150,000      150,000          Nil               Nil

Jade McClure
1263 Barclay St,
Suite 306
Vancouver, B.C.           150,000      150,000          Nil               Nil

Marijana Djoric
4398 Buchanan St,
Suite 401
Burnaby, B.C.             150,000      150,000          Nil               Nil


                                       Total Number
                                       Of Shares To    Total Shares  Percentage of
                                       Be Offered For  to Be Owned   Shares owned
Name Of                  Shares Owned  Selling         Upon          Upon
Selling                  Prior To This Shareholders    Completion Of Completion of
Stockholder              Offering      Account         This Offering This Offering
--------------------------------------------------------------------------------------

Jo Ann Strcic
1475 W 11th Ave,
Suite 102
Vancouver, B.C.           150,000      150,000          Nil               Nil

Tara McClure
1263 Barclay St,
Suite 306
Vancouver, B.C.           150,000      150,000          Nil               Nil

Adam Ra
1475 W 11th Ave,
Suite 102
Vancouver, B.C.           150,000      150,000          Nil               Nil

Sina Oroomchi
1278 Granville St,
Suite 609
Vancouver, B.C.           150,000      150,000          Nil               Nil

Mirka Leigh Cerny
6595 Willingdon Ave
Suite 207
Burnaby, B.C.             150,000      150,000          Nil               Nil

Charlene Hoyt
237 East 4th Ave
Suite 403
Vancouver, B.C.           150,000      150,000          Nil               Nil

Lana Beck
1414 Barclay Street
Suite 1101
Vancouver, B.C.            20,000      20,000           Nil               Nil

Joel Welch
1295 Richards Street
Ste 2105
Vancouver, B.C.            20,000      20,000           Nil               Nil

Kristen A. Macgregor
1295 Richards Street
Suite 2105
Vancouver, B.C.            20,000      20,000           Nil               Nil

Barbara Bitner
350 S. Island Highway
Suite 407
Campbell River, B.C.       20,000      20,000           Nil               Nil

Ingrid Hakanson
725 West 7th Avenue
Suite 301
Vancouver, B.C.            20,000      20,000           Nil               Nil

                                       Total Number
                                       Of Shares To    Total Shares  Percentage of
                                       Be Offered For  to Be Owned   Shares owned
Name Of                  Shares Owned  Selling         Upon          Upon
Selling                  Prior To This Shareholders    Completion Of Completion of
Stockholder              Offering      Account         This Offering This Offering
--------------------------------------------------------------------------------------

Arthur Bitner
350 S. Island Highway
Suite 407
Campbell River, B.C.       20,000      20,000           Nil               Nil

Pravin Kumar
20324 Lorne Avenue
Maple Ridge, B.C.          20,000      20,000           Nil               Nil

Robert Popescul
2547 Birch Street
Vancouver B.C.             20,000      20,000           Nil               Nil

Leanne MacPhee
224 West 5th Avenue
Suite 206
Vancouver, B.C.            20,000      20,000           Nil               Nil

Claire Kennedy
933 Seymour Street
Vancouver, B.C.            20,000      20,000           Nil               Nil

Sandra Sanchez Diaz
1058 Nelson Street
Suite 26
Vancouver, B.C.            20,000      20,000           Nil               Nil

Robin Cameron
765 Union Street
Vancouver, B.C.            20,000      20,000           Nil               Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,090,000 shares of common stock outstanding on the date of this prospectus.

Other than Barbara Bitner and Arthur Bitner, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     *    bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 South Lake Mead Boulevard, Las Vegas, Nevada, 89128.

          Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and her respective age as of the date of this prospectus is as follows:

Directors:

Name of Directors              Age
-----------------------       -----
Joy Clifton                    58
Leanne Bitner                  31


Executive Officers:

Name of Officer                Age                   Office
---------------------         -----                  -------
Joy Clifton                    58              President, Chief
                                               Executive Officer,
                                               Principal Accounting
                                               Officer

Leanne Bitner                  31              Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Joy Clifton has acted as our   president, chief   executive   officer, principal
accounting officer and as a  director since   our incorporation on June 9, 2004.
Ms. Clifton is a self-employed biofeedback therapist.

Ms. Clifton devotes 25% of her business time to our affairs.

Ms. Clifton does not have any professional training or technical credentials in the exploration, development and operation of mines.

Leanne Bitner has acted as our secretary, treasurer and as a director since our incorporation on June 9, 2004. Ms. Bitner is a self-employed owner and operator of The Rhythm Institute, a disc jockey instruction school.

Ms. Bitner devotes 10% of her business time to our affairs.

Mr. Bitner does not have any professional training or technical   credentials in
the exploration, development and operation of mines.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

     Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at May 12, 2005. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Joy Clifton                      3,000,000         49.7%
Stock          President, Chief
               Executive Officer
               and Director
               1633 West 8th Avenue, Ste 1103
               Vancouver, BC V6J 5H7

Common         Leanne Bitner                           0          0.0%
Stock          Secretary and Treasurer
               and director
               1633 West 8th Avenue, Ste 1103
               Vancouver, BC V6J 5H7

Common         All Officers and Directors       3,000,000        49.7%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 6,090,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 12, 2005, there were 6,090,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Craig J. Shaber, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moen and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on June 9, 2004 under the laws of the state of Nevada. On that date, Joy Clifton and Leanne Bitner were appointed as our directors. As well, Ms. Clifton was appointed as our president, and chief executive officer and Ms. Bitner was appointed as our secretary and treasurer.

                             Description Of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Yarnet claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Yarnet property is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in eight contiguous mineral claims collectively known as the Yarnet property.

Our plan of operation is to conduct exploration work on the Yarnet claims in order to ascertain whether it possesses economic quantities of nickel and copper. There can be no assurance that economic mineral deposits or reserves, exist on the Yarnet claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Yarnet Property Purchase and Sale Agreement

On July 29, 2004, we entered into an agreement with Steven Bekropoulos whereby he agreed to sell to us a total of eight mineral claims located in the New Westminster Mining Division, British Columbia. In order to acquire a 100% interest in these claims, we issued payment of $7,250 to Mr. Bekropoulos.

Other than selling the Yarnet claims to us, Mr. Bekropoulos has not had any relationship or affiliation with us or our management.

Title to the Yarnet Claims

The Yarnet property consists of eight mineral claims. These claims will only be valid as long as we spend a minimum of $100 of assessment work to be undertaken by September 23,2005, and $200 on each claim each year thereafter.

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. We are in the process of registering title to the claims in our name.

Details of the claims comprising the Yarnet property are as follows:



Claim Name                           Record Number
-------------                        -------------

Yarnet 1                                411682
Yarnet 2                                411683
Yarnet 3                                411684
Yarnet 4                                411685
Yarnet 5                                411686
Yarnet 6                                411687
Yarnet 7                                411688
Yarnet 8                                411689

The fee simple owner of the real property underlying the claims that comprise the Yarnet property is the government of British Columbia. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property. We have the right to explore the property for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's use of the land. Because the property is undeveloped, the British Columbia government's rights to the land use will not be impacted and it will not have any obligations respecting the land.

Description, Location and Access

The Yarnet property is located in the New Westminster Mining Division, British Columbia. The claims are located seven kilometers north of the town of Hope, which is approximately a one and a half hour drive from the city of Vancouver. From the town of Agassiz, the claims may be accessed by vehicle on well maintained logging roads on the south side of the property.

The Yarnet property has a rugged topography rising from Harrison Lake at under 200 meters, to the peak at 1,800 meters. The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation of the coastal ranges of British Columbia. There is cedar, hemlock, spruce trees with alder, willow and cottonwood trees on the old roads surrounding the property. Undergrowth brush consists of salal, devil's club and assorted berry bushes.

The climate in the region of the Yarnet property is generally warm during the summer and cold in the winter with snow on higher elevations. The area's climate is likened to that of western British Columbia. The lower and middle elevations of the property will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. The most snow observed on roads was two meters in late January.

Exploration History and Mineralization

No significant exploration has been conducted on the Yarnet property. The Geological Survey of Canada, a government body, conducted an airborne magnetometer survey over the property area in 1972. This survey indicated that the Yarnet property had highly anomalous magnetic features that are similar to nearby properties that were mined for nickel and copper. High magnetic readings suggest the potential presence of economic minerals such as copper and nickel.

The Yarnet property displays a complex sequence of intrusives and ultramafic dykes. Intrusives are bodies of rock that has been forced into or between other rocks due to sub-surface volcanic activity. Significant mineralization may be found in areas where intrusions have occurred. Ultramafic dykes are intrusive, igneous rocks (ie. cooled molten rock from below the earth's surface) that invade pre-existing rocks, commonly in a tabular shape that cuts vertically or nearly vertically across pre-existing layers. Intrusives and ultramafic dykes have the potential to host significant mineralization.

Geological Report: Yarnet property

We have obtained a geological report on the Yarnet property that was prepared by Mr. George Nicholson, a professional geologist, of Vancouver, British Columbia. Mr. Nicholson is a graduate from the University of British Columbia with a Bachelor of Science degree in geology (1986). He has practiced his profession as a geologist since 1986 and is a member of the Association of Professional Engineers and Geoscientists of British Columbia.

The geological report summarizes the results of exploration on the Yarnet property and makes a recommendation for further exploration work.

In his report, Mr. Nicholson concludes that further exploration work on the Yarnet claims is recommended. He recommends an initial program of sampling and mapping. Sampling consists of gathering soil or pieces of rock that appear to contain metals such as nickel and copper. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Geological mapping involves plotting previous exploration data relating to the Yarnet property on a map in order to determine the best locations to conduct subsequent exploration work.

Mr. Nicholson proposes the following budget for this initial phase of exploration:

                  Geologist                           $2,000
                  Technician                          $1,000
                  Equipment rental                    $  340
                  Fuel, Food, Field Supplies          $  800
                  Assays                              $  300
                  Report                              $  500
                  Filing Fees                            $60

                  Total:                              $5,000

Based upon the results from this initial phase, Mr. Nicholson recommends a phase two program consisting of more detailed mapping and sampling of areas of interest determined as a result of the phase one exploration program. The proposed budget for the second phase is as follows:

         Follow up sampling                $3,000
         Assays                            $1,500
         Contingency                       $  500

         Total:                            $5,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Our first two phases of exploration, which will consist of grid emplacement; geological, geochemical and geophysical surveys; and trenching will not require any reclamation and environmental mediation work because there will not be significant physical disturbance to the land. Subsequent drilling will require some remediation work, which is not expected to exceed $10,000. We will need to raise additional funds to finance any drilling program, including remediation costs.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;

     -    Dust generation will have to be minimal or otherwise re-mediated;

     - Dumping of material on the surface will have to be re-contoured and re-vegetated;

     - An assessment of all material to be left on the surface will need to be environmentally benign;

     -    Ground water will have to be monitored for any potential contaminants;

     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

     - There will have to be an impact report of the work on the local fauna and flora.

While it is difficult to know exactly how much these costs will be until we have a better indication of the size and tenor of any production operation, we would expect that they could be as high as $100,000.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                       Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and phase two mapping and sampling programs on the Yarnet claims. We anticipate that the costs of these programs will be approximately $10,000.

We intend to retain George Nicholson, professional geologist, to undertake the proposed exploration on the Yarnet claims given his familiarity with the property area. We do not have any verbal or written agreement regarding the retention of Mr. Nicholson for this exploration program, though he has indicated that he will be available to provide his services.

We intend to commence the initial phase of exploration in the summer of 2005 and anticipate that it will take approximately one month to complete, including the interpretation of all data collected.

We will proceed with the phase two exploration program in the fall of 2005. We expect this program will take approximately one month to complete.

As well, we anticipate spending an additional $20,000 on administrative costs, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $30,000.

While we have enough funds on hand to complete the initial two phases of exploration on the Yarnet claims, we will require additional funding to cover our administrative expenses and any subsequent exploration of the Yarnet property.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Yarnet claims. We have not undertaken any efforts to locate a joint venture partner. There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.

If we are unable to arrange additional financing or find a joint venture partner for the Yarnet property, our business plan will fail and operations will cease.

Results Of Operations For Period Ending December 31, 2004

We did not earn any revenues during the period ending December 31, 2004. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $17,400 for the period from our inception on June 9, 2004 to December 31, 2004. These operating expenses were comprised of accounting and audit fees of $3,642, mineral property acquisition costs of $7,250, legal services of $700, organizational costs of $500, donated services of $3,500, donated rent of $1,750 and bank charges of $58.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest in eight mineral claims comprising the Yarnet property. Our interest in the Yarnet property only relates to mineral exploration and extraction. We do not own any real property interest in the property.

We do not own or lease any property other than the Yarnet claims. Our president, Joy Clifton, provides office space to as at no charge.

            Certain Relationships And Related Transactions

Our president, Joy Clifton, provides donated management services and donated rent to us. For the period from our inception on June 9, 2004 to December 31, 2004, these amounts were recorded at $3,500 and $1,750 respectively.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    our sole promoter, Joy Clifton; and
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  38  registered
shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after July 2, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 60,900 shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.



Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 9, 2004 to December 31, 2004 and subsequent to that period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Joy     Pres., 2004  $0     0      0        0      0        0    0
Clifton CEO,
        Dir.

Leanne  Sec.,  2004  $0     0      0        0      0        0    0
Bitner  Treas.
        Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement   with  Ms. Clifton or Ms.
Bitner. We do not pay them any amount for acting as directors.

                        Financial Statements

Index to Financial Statements:

1. Independent Auditor's Report;

2.Audited financial statements for the period from June 9, 2004 (inception) to December 31, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

                              JERICHO MINERALS INC.

                        (A Pre-exploration Stage Company)

                              FINANCIAL STATEMENTS

                                December 31, 2004

                             (Stated in US Dollars)

                              MOEN AND COMPANY
                            CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)
Canada  - British Columbia Public Practice Licence

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6

Telephone:  (604) 662-8899
Fax:  (604) 662-8809
Email:  moenca@telus.net
--------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Directors of
Jericho Minerals Inc.  (A Nevada Corporation)
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Jericho Minerals Inc. (A Nevada Corporation) (An Exploration Stage Company) as of December 31, 2004, and the related statements of operations, retained earnings, cash flows and changes in stockholders' equity for the inception date of June 9, 2004 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jericho Minerals Inc. (A Nevada Corporation) (An Exploration Stage Company) as of December 31, 2004, and the results of its operations and its cash flows for the inception date of June 9, 2004 to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about he Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these maters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                        "Moen and Company"
Vancouver, British Columbia, Canada

                                                       Chartered Accountants
April 8, 2005


"Independent Accountants and Auditors"

                              JERICHO MINERALS INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2004
                             (Stated in US Dollars)


                                     ASSETS
                                                                  2004
Current
   Cash                                                     $         27,592
                                                            ================

                                   LIABILITIES
Current
   Accounts payable and accrued liabilities                 $          4,342
                                                            ----------------



                              STOCKHOLDERS' EQUITY

Capital stock
  Authorized:
   75,000,000 common shares, par value $0.001 per share
  Issued and outstanding:
   6,090,000 common shares  (Note 5)
Par value                                                              6,090
Additional paid in capital                                            29,310
Donated Capital (Note 5)                                               5,250
Deficit accumulated during the pre-exploration stage          (       17,400)
                                                            ----------------
                                                                      23,250
                                                            ----------------
                                                            $         27,592
                                                            ================


                             SEE ACCOMPANYING NOTES

                              JERICHO MINERALS INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
        for the period June 9, 2004 (Date of Incorporation and Inception)
                              to December 31, 2004
                             (Stated in US Dollars)
                             ----------------------



                                                            June 9, 2004
                                                              (Date of
                                                         Incorporation) to
                                                             December 31,
                                                                 2004
   Expenses
      Accounting and audit fees                             $          3,642
      Bank charges                                                        58
      Donated services (Note 4)                                        3,500
      Donated rent (Note 4)                                            1,750
      Legal                                                              700
      Organizational costs                                               500
      Resource property costs (Note 3)                                 7,250
                                                            ----------------
   Net loss for the period                                  $(        17,400)
                                                            ================
   Basic and diluted loss per share                         $(          0.01)
                                                            ================
   Weighted average number of shares outstanding                   5,112,780
                                                            ================


                             SEE ACCOMPANYING NOTES

                              JERICHO MINERALS INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
        for the period June 9, 2004 (Date of Incorporation and Inception)
                              to December 31, 2004
                             (Stated in US Dollars)
                             ----------------------


                                                                                          June 9, 2004
                                                                                            (Date of
                                                                                         Incorporation) to
                                                                                           December 31,
                                                                                               2004
  Cash Flows used in Operating Activities
     Net loss for the period                                                           $  (       17,400)
     Adjustments to reconcile net loss to cash  used by operating activities
       Donated services and rent                                                                   5,250
     Change in non-cash working capital balance related to operations
       Accounts payable and accrued liabilities                                                    4,342
                                                                                       -----------------
  Net cash used in operating activities                                                   (        7,808)
                                                                                       -----------------
  Cash Flows from Financing Activity
     Capital stock issued                                                                         35,400
                                                                                       -----------------
  Net cash from financing activity                                                                35,400
                                                                                       -----------------
  Increase (decrease) in cash during the period                                                   27,592

  Cash, beginning of the period                                                                        -
                                                                                       -----------------
  Cash, end of the period                                                              $          27,592
                                                                                       =================
  Supplemental disclosure of cash flow information Cash paid for:
       Interest                                                                        $               -
                                                                                       =================
       Income taxes                                                                    $               -
                                                                                       =================


                             SEE ACCOMPANYING NOTES

                              JERICHO MINERALS INC.
                        (A Pre-exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                (DEFICIENCY) for the period June 9, 2004 (Date of
                Incorporation and Inception) to December 31, 2004
                             (Stated in US Dollars)


                                                                                                    Deficit
                                                                                                  Accumulated
                                                                   Additional                     During the
                                       Common Shares               Paid-in        Donated        Exploration
                             -----------------------------------
                                  Number          Par Value         Capital        Capital           Stage          Total
                                  ------          ---------         -------        -------           -----          -----
Balance, June 9, 2004                      -  $             -   $             -  $             -  $             -  $          -

Capital stock issued for
cash       - at $0.001             3,900,000            3,900                 -                -                -         3,900
              - at $0.01           1,950,000            1,950            17,550                -                -        19,500
              - at $0.05             240,000              240            11,760                -                -        12,000
Donated services and rent                  -                -                 -            5,250                -         5,250
Net loss for the period                    -                -                 -                -    (      17,400) (     17,400)
                                   ---------   --------------   ---------------  ---------------  ---------------- -------------
Balance, December 31, 2004         6,090,000  $         6,090   $        29,310  $         5,250  $ (     17,400)  $     23,250
                                   =========  ===============   ===============  ===============  ================ =============





                             SEE ACCOMPANYING NOTES

                              JERICHO MINERALS INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 2004
                             (Stated in US Dollars)



Note 1        Nature and Continuance of Operations

              The Company was incorporated in the State of Nevada on June 9, 2004 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $17,400 since inception and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 2        Summary of Significant Accounting Policies

              Basis of Presentation

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Jericho Minerals Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
December 31, 2004
(Stated in US Dollars) - Page 2
 --------------------




Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Pre-exploration Stage Company

              The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.


              Resource Property

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

              Foreign Currency Translation


              The Company's functional currency is the United States of America dollar. The Company uses the United States of America dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the Statement of Financial Accounting ("FAS") No. 52.

              Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders' Equity, if applicable.

              Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

              Financial Instruments

              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Jericho Minerals Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
December 31, 2004
(Stated in US Dollars) - Page 3
 --------------------





Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Environmental Costs

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes

              The Company uses the assets and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under the assets and liability method of SFAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share

              The Company reports basic loss per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Note 3        Resource Properties

              Yarnet Property

              Pursuant to a mineral property purchase and sale agreement (the "Agreement") dated July 29, 2004, the Company acquired a 100% undivided right, title and interest in the 8 unit Yarnet mineral claim, located in the Province of British Columbia, Canada, by payment of $7,250.

Note 4        Related Party Balances/Transactions

              The President of the Company provides management services and office premises to the Company. The services are valued at $500 per month and the office premises are valued at $250 per month. During the period ended December 31, 2004 donated services of $3,500 and donated rent expense of $1,750 were charged to operations.

Jericho Minerals Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
December 31, 2004
(Stated in US Dollars) - Page 4
 --------------------

Note 5        Capital Stock

              During the period ended December 31, 2004 the Company issued 6,090,000 common shares for total proceeds of $35,410.

              At December 31, 2004 there were no outstanding stock options or warrants.

Note 6        Income Taxes


              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $17,400, which expires in 2019. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

              The components of the net deferred tax asset at December 31, 2004, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                           December 31, 2004
                                                                   $

              Net Operating Loss                                17,400

              Statutory Tax Rate                                 34%

              Effective Tax Rate                                  -

              Deferred Tax Asset                                5,916

              Valuation Allowance                              (5,916)
              ---------------------------------------------------------------

              Net Deferred Tax Asset                              -
              ===============================================================

            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                        Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.


Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     18.18
Transfer Agent Fees                                         $  1,000.00
Accounting and audit fees                                   $  7,000.00
Legal fees and expenses                                     $  3,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 12,518.18
                                                            ===========
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 3,000,000 shares of our common stock to Joy Clifton on July 2, 2004. Ms. Clifton is our president, chief executive officer and a director. She acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 900,000 shares of our common stock at a price of $0.001 per share to the following three purchasers on July 14, 2004:


      Name of Subscriber                             Number of Shares
      ------------------                             ----------------
         Amy Day                                          300,000
         Lauren Kline                                     300,000
         Daniel Evans                                     300,000

The total amount received from this offering was $900. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,950,000 shares of our common stock at a price of $0.01 per share to the following 13 purchasers on July 27, 2004:

      Name of Subscriber                     Number of Shares
      ------------------                     ----------------
       Jason Upton                              150,000
       Christopher Parker                       150,000
       Matthew Robertson                        150,000
       Rachel Barclay                           150,000
       Kim Sutherland                           150,000
       Jade McClure                             150,000
       Marijana Djoric                          150,000
       Jo Ann Strcic                            150,000
       Tara McClure                             150,000
       Adam Ra                                  150,000
       Sina Oroomchi                            150,000
       Mirka Leigh Cerny                        150,000
       Charlene Hoyt                            150,000

The total amount received from this offering was $19,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 240,000 shares of our common stock at a price of $0.05 per share to the following 12 purchasers on August 6, 2004:

      Name of Subscriber                      Number of Shares
      ------------------                      ----------------
      Lana Beck                                  20,000
      Joel Welch                                 20,000
      Robin Cameron                              20,000
      Barbara Bitner                             20,000
      Ingrid Hakanson                            20,000
      Arthur Bitner                              20,000
      Pravin Kumar                               20,000
      Robert Popescul                            20,000
      Leanne MacPhee                             20,000
      Claire Kennedy                             20,000
      Sandra Sanchez Diaz                        20,000
      Kristen A. Macgregor                       20,000

The total amount received from this offering was $12,000. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                             Exhibits
Exhibit
Number            Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion of Craig J. Shaber, with consent to use
 10.1             Mineral Property Purchase Agreement
 23.1             Consent of Moen and Company, Chartered Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 13, 2005.

                                            Jericho Minerals Inc.

                                            By:/s/ Joy Clifton
                                            ------------------------------
                                            Joy Clifton, President, Chief
                                            Executive Officer, Principal
                                            Financial Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Joy Clifton         President, Chief Executive         May 13, 2005
----------------------- Officer, Principal Financial
Joy Clifton             Officer and Director


/s/ Leanne Bitner       Secretary, Treasurer               May 13, 2005
----------------------- Principal Financial
Leanne Bitner           Officer, Principal
                        Accounting Officer
                        and Director